Exhibit 23.1

Consent of Independent Accountants
Smart Online, Inc.
Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 124569 filed May 3, 2005 of Smart Online, Inc., including the Prospectus used in connection with that registration statement, of our report dated September 2, 2005 with respect to the financial statements of iMart Incorporated appearing in the Current Report on Form 8-K/A of Smart Online, Inc. to which this consent is an exhibit.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Kalamazoo, Michigan

December ___, 2005